TROUTMAN SANDERS LLP Attorneys at Law Troutman Sanders Building 1001 Haxall Point P.O. Box 1122 (23218-1122) Richmond, Virginia 23219 804.697.1200 telephone troutmansanders.com

EXHIBIT 5.1

May 7, 2010

Board of Directors

NTELOS Holdings Corp.

401 Spring Lane, Suite 300

P.O. Box 1990

Waynesboro, Virginia 22980

NTELOS Holdings Corp.

Registration Statement on Form S-8 (File No. 333-                )

Ladies and Gentlemen:

We have acted as counsel to NTELOS Holdings Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (File No. 333-                ), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 7, 2010 (as amended, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the sale of securities of the registrant to be offered under the 2010 Equity and Cash Incentive Plan (the “Plan”), an employee benefit plan, to the Company’s employees or employees of its subsidiaries or parent. The Company may sell up to 4,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), pursuant to the Plan.

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2. The Shares have been duly authorized and, when the Shares have been issued as described in the Plan, will be validly issued, fully paid and nonassessable.

Board of Directors

NTELOS Holdings Corp.

May 7, 2010

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Troutman Sanders LLP

Troutman Sanders LLP